Exhibit 10j.(11)

Rate Schedule TF• 2 Service Agreement

Contract: No. 100310

THIS SERVICE AGREEMENT (Agreement) by and between Northwest Pipeline GP (Transporter) and Northwest Natural Gas Company, (Shipper) restates the Ser vice Agreement made and entered into on January 12, 1994.

WHEREAS,

A Pursuant to Section 11.4 of the General Terms and Conditions of Transporter’s FERC Gas Tariff, Transporter-and shipper desire to restate the Service Agreement dated January 12, 1994 (“Contract 100310”) in the format of Northwest’s, currently effective Form of Service Agreement and to make certain additional non-substantive changes, while preserving all pre-existing, substantive contractual rights.

B The storage redelivery service here under is related to that certain Rate Schedule SGS-2F service agreement (#100502) I dated January 1, 1998.

C Significant events and previous amendments of Contract 100310 reflected in the contract restatement include:

1. Shipper originally entered into Contract #100310 pursuant to the provisions of the approved Joint Offer of Settlement in Docket No. RP93-5-011 which unbundled the storage and redelivery transportation services, effective April 1, 1994.

2. By Amendment dated May 1, 1999, Shipper’s Contract Demand. Annual contact Quantity and Monthly Billing Quantity were increased subordinating .3,939 Dths of primary rights south of the Jackson Prairie Receipts Point to reflect Shipper’s request of additional storage redelivery transportation capacity related to a portion of its storage rights under SGS ~2F Storage Service Agreement (#100502) dated January 1. 1998.

THEREFORE, in consideration of the premises and mutual covenants set forth herein, Transporter and Shipper agree as follows:

1. Tariff Incorporation. Rate Schedule TF-2’ and the General Terms and Conditions {GT&C} that apply to Rate Schedule TP~2 , as such may be revised from time to time in Transporter’s FERC Gas Tariff (Tariff ), are incorporated by reference as part of this Agreement, except to the extent that any previsions thereof may be modified by non-conforming provisions herein.

2. Transportation Service Subject to the terms and conditions that apply to service under this agreement, Transporter agrees to receive, transport; and deliver natural gas for Shipper, on a firm basis. The Transportation Contract Demand, the Annual Contract Quantity, the Maximum Daily Quantity at the Primary Receipt Point, and the Maximum Daily Delivery Obligation at each Primary Delivery Point are set forth on Exhibit; A.

3. Transportation Rates. Shipper agrees to pay Transporter for all services rendered under this Agreement at the rates set forth or referenced herein. The Monthly Billing Quantity for reservation charges is set forth in Exhibit A. The maximum currently effective rates (Recourse Rates) for Rate Schedule TF-2 set forth in this statement of Rates in the Tariff, as revised From time to time, will apply to service here under unless and to the extent that discounted Recourse Rates or awarded capacity release rates apply as set forth on Exhibit A or negotiated rates apply as set forth on Exhibit D. Additionally, if applicable under Section 21 of the GT&C; Shipper agrees to pay Transporter a facility reimbursement charge as set forth on Exhibit C.

4. Transportation Term. This Agreement becomes effective on the date first set forth above. The primary term begin date for the transportation service hereunder is set forth on Exhibit A. This Agreement will remain In full force and effect through the primary term end date set forth on Exhibit A and, if Exhibit A indicates that an evergreen provision applies, through the established evergreen rollover periods therefore until terminated in accordance with the notice requirements under the applicable evergreen provision.

5. Non-conforming Provisions. All aspects in which this Agreement deviates from the Tariff. If any are set forth as non-conforming provisions on Exhibit B. If Exhibit B includes any material non-conforming provisions. Transporter will file the Agreement with the Federal Energy Regulatory Commission (Commission) and the effectiveness of such non-conforming provisions will subject the Commission acceptance of Transporter’s filing of the non-conforming Agreement.

6. Capacity Release. If Shipper is a temporary capacity release Replacement Shipper, and capacity release conditions, including recall rights, are set forth on Exhibit A.

7. Exhibit Incorporation. Exhibit A is attached hereto and incorporated as part of this Agreement. If Exhibits B, C and/or D apply, as noted on Exhibit A to this Agreement, then such Exhibits also are attached hereto and incorporated as part of this Agreement.

8. Regulatory Authorization. Transportation service under this Agreement is authorized pursuant to the commission regulations set forth on Exhibit A.

9 Superseded Agreements. When this agreement takes effect, it supersedes, cancels and terminates the following agreement(s): Original Firm Redelivery Transportation Contract dated January 12, 1994 as amended, including Amendment dated May 1, 1998.

IN WITNESS WHEREOF, Transporter and Shipper have executed this on January 21, 2008.

Northwest Natural Gas Company Northwest Pipeline GP

By:	/S/
Name:	Randolph Friedman
Title:	Director, Gas Supply

By:	/S/
Name:	Jane F. Harrison
Title:	MANAGER NWP MARKETING SERVICES

EXHIBIT A

(Dated January 21. 2002, Effective January 21. 2008

to the

Rate Schedule TF-2 Service Agreement

(Contract No. 100310)

between Northwest Pipeline

and Northwest Natural Gas Company

SERVICE DETAILS

1. Transportation Contract Demand: 13,406 Dth per day

2. Annual Contracts: Quantity: 281, 242 Dc h

3. Monthly Billing Quantity: 771 Dth

4. Primary Receipt Point:

Point ID Name	Maximum Daily Quantities {Dth}
235 JACKSON PRAIRIE RECEIPT	13406
Total	13406

5. Primary Delivery Point{s}:

Point ID Name	Maximum Daily Delivery Obligation (Dth)	Delivery Pressure (psig)
334 NORTH EUGENE	1365	400
336 SOUTH EUGENE	1365	400
467 PORTLAND WEST/SCAPPOOSE	9467	400
Total	13406

6. Recourse or Discounted Recourse Transportation Rates:

a. Reservation Charge {per Dth of Monthly Billing Quantity} =

Maximum Ease Tariff Rate

b. Volumetric Charge (per Dth):

Maximum Base Tariff Rate

c. Discount Conditions Consistent with Sect ion 3.3 of Schedule TF-2:

Not Applicable

7. Transportation Term;

a. Primary Term Begin Date:

April 01, 1994

b. Primary Term End Date:

March 31, 2008

c. Evergreen Provision

Yes, grandfathered unilateral evergreen under Sect ion 14.3 of Rat. Schedule TF-2

8. Regulatory Authorization: 18 CFR 284.223

9. Additional Exhibits:

Exhibit B Yes, dated January 21, 2008

Exhibit C. NO

Exhibit B

(Dated January 21, 2008, Effective January 21, 2008)

to the

Rate Schedule TF -2 Service Agreement

(Contract No. 100308)

Between Northwest Pipeline GP

And Northwest Natural Gas Company

NON-CONFORMING PROVISIONS

The following provision, as reflected in the May 1, 1999 amendment to Contract # 100310, was accepted as non-conforming by the Commission on December 3, 1998 in Dock No. GT00-07:

Contract 100310 was modified to condition 3.939 Dths of Shipper’s primary rights through any constraint point south of the Jackson Prairie Point on Exhibit “A” to have a scheduling priority subordinate to the scheduling priority for any firm shipper with unconditional primary corridor rights through such constraint.